UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 25, 2012

The St. Joe Company

(Exact Name of Registrant as Specified in its Charter)

Florida	1-10466	59-0432511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

133 South WaterSound Parkway WaterSound, Florida		32413
(Address of Principal Executive Offices)		(Zip Code)

(850) 588-2300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06 Material Impairments

On January 25, 2012, the Board of Directors of The St. Joe Company (the “Company”) adopted a new real estate investment strategy, which is focused on reducing future capital outlays and employing new risk-adjusted investment return criteria for evaluating the Company’s properties and future investments in such properties. Pursuant to this new strategy, the Company intends to significantly reduce planned future capital expenditures for infrastructure, amenities and master planned community development and reposition certain assets to encourage increased absorption of such properties in their respective markets. As part of this repositioning, the Company expects properties may be sold in bulk, in undeveloped parcels, or at lower price points. The Company anticipates that the amount of future capital expenditures associated with existing projects will be reduced by approximately $190 million, the majority of which was expected to be spent in the next 10 years. The Company believes that this new investment strategy continues to build upon the successful cost reduction initiatives previously implemented by the Company and positions the Company to (i) increase its short and medium-term cash flow, (ii) reduce its long-term risk and (iii) maintain the strong cash position necessary to weather a tepid and uncertain real estate environment and to best exploit the Company’s substantial land resources.

As the Company stated in its November 3, 2011 press release, the new management team, led by Park Brady, who assumed the role of Chief Executive Officer on October 12, 2011 and Patrick Bienvenue, who joined the Company as its Executive Vice President in September 2011, commenced a review of all of the Company’s assets and projects and the development of a new strategic plan to maximize the risk-adjusted return on the Company’s real estate portfolio. The new strategy adopted by the Board of Directors is a product of that review. As a result, the Company has decided to modify the development plans for certain of its projects to bring them in line with the Company’s new investment return criteria.

Generally Accepted Accounting Principles requires that long-lived assets such as the Company’s real estate to be held and used, be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the development and sale of the asset. These evaluations for impairment are significantly impacted by the changes in the Company’s development plans for such projects, including, but not limited to, the extent of infrastructure or amenities included in such development, whether land is sold in bulk or in individual lots, whether land is sold in developed or undeveloped condition, the pace of sales and projected price appreciation over the sales period. If long-lived assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets at the reporting date. The fair value of an asset is the amount at which that asset could be bought or sold in a current transaction between willing parties, that is, other than in a forced or liquidation sale, and is determined based on various valuation techniques.

The Company has made considerable progress in assessing the recoverability of specific properties under the new strategy, but has not yet completed the analysis. Based on the work performed to date, the Company currently anticipates it will record an aggregate non-cash charge for impairment associated with these projects that may range from $325 million to $375 million in the fourth quarter of its year ended December 31, 2011. The Company expects to finalize its estimates by the end of February.

This Form 8-K includes forward-looking statements, including statements regarding the Company’s expectations or beliefs regarding (i) the Company’s aggregate non-cash charge for impairment associated with these projects in the fourth quarter of 2011; (ii) the Company’s intent to reduce future capital expenditures and reposition certain assets; (iii) the reduced amount of future capital expenditures that will be required to complete certain projects; (iv) the effect of the Company’s new investment strategy; and (v) the Company’s 2012 operating cash flow, excluding discretionary capital expenditures. These forward-looking statements may be affected by the risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company’s Securities and Exchange Commission filings, including the Company’s annual report on Form 10-K filed with the Commission on March 3, 2011. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company. With respect to its expectations regarding the impact of its new real estate investment strategy, including the amount of reduction in capital expenditures and the timing and manners in which properties may be disposed, and its expectations regarding its 2012 operating cash flow, excluding discretionary capital expenditures, such risk factors include (1) increases in operating costs, including costs related to real estate taxes, construction materials, labor and insurance; (2) the Company’s ability to manage its cost structure; (3) the Company’s ability to successfully dispose of its repositioned assets and other properties at expected prices and within anticipated time frames; (4) economic or other conditions that affect the desire or ability of the Company’s customers to purchase or enter into leases for its properties, such as reductions in the availability of mortgage financing or property insurance, increases in foreclosures, interest rates, the cost of property insurance, inflation, or unemployment rates or declines in consumer confidence or the demand for, or the prices of, housing; (5) changes in laws, regulations or the regulatory environment affecting the development of real estate or forestry activities, (6) the impact of natural or man-made disasters or weather conditions, including hurricanes and other severe weather conditions, on the Company’s business, and (7) the Company’s ability to effectively execute its strategy, and its ability to successfully anticipate the impact of its strategy. With respect to the Company’s expectations regarding the amount of the total impairment charge, such risk factors include the accuracy of the assumptions and other factors involved in determining the fair market value of the Company’s affected properties.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by The St. Joe Company on January 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ST. JOE COMPANY

By:	/s/ Janna L. Connolly
Janna L. Connolly
Senior Vice President and Chief Financial Officer

Date: January 27, 2012